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Notice of Guaranteed Delivery
for
 Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
 Digital Island, Inc.
Pursuant to the Offer to Purchase
dated May 21, 2001
by
 Dali Acquisition Corp.
a wholly owned subsidiary of
 Cable and Wireless plc
(Not to be used for Signature Guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
NEW YORK CITY TIME, ON MONDAY, JUNE 18, 2001, UNLESS THE OFFER IS EXTENDED.

    This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if (i) certificates (the "Certificates") evidencing shares of common stock, par value $0.001 per share ("Shares"), of Digital Island, Inc., a Delaware corporation (the "Company"), are not immediately available, (ii) the Certificates evidencing Shares and all other required documents cannot be delivered to Computershare Trust Company of New York, as Depositary (the "Depositary"), on or prior to the Expiration Date (as defined in "Section 1. Terms of the Offer; Expiration Date" of the Offer to Purchase (as defined below)) or (iii) the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram, or facsimile transmission to the Depositary. See "Section 3. Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

The Depositary for the Offer is:

COMPUTERSHARE TRUST COMPANY OF NEW YORK

By Facsimile Transmission
(for Eligible Institutions only):
(212) 701-7636

Confirm by Telephone:
(212) 701-7624

By Mail: Reorganization Department Wall Street Station P.O. Box 1010 New York, NY 10268-1010	By Overnight Courier: Reorganization Department Wall Street Plaza 88 Pine Street, 19th Floor New York, NY 10005	By Hand: Reorganization Department Wall Street Plaza 88 Pine Street, 19th Floor New York, NY 10005

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

    THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" (AS DEFINED IN THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

    THE ATTACHED GUARANTEE MUST BE COMPLETED.

Ladies and Gentlemen:

    The undersigned hereby tenders to Dali Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Cable and Wireless plc, a public limited company incorporated under the laws of England and Wales, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 21, 2001 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure set forth in "Section 3. Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

Number of Shares:________________________________________________________________________

Certificate Nos. (If Available):_____________________________________________________________

___________________________________________________________________________________________

Signature(s) of Holder(s)

___________________________________________________________________________________________

(Please Type or Print)

Dated:________________________________________________________________________________, 2001

Address:___________________________________________________________________________________

                                    Zip Code

___________________________________________________________________________________________

Daytime Area Code and Telephone No.

/ /  Check this box if Shares will be delivered by book-entry transfer.

Book-Entry Transfer Facility

Account Number:__________________________________________________________________________

GUARANTEE
(Not to be used for signature guarantee)

    The undersigned, a participant in the Security Transfer Agents Medallion Program or an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4(b)(2) under the Exchange Act, (b) represents that the tender of those Shares complies with Rule 14e-4, and (c) guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in the case of book-entry delivery, and any other documents required by the Letter of Transmittal, within three (3) Nasdaq National Market trading days after the date hereof.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:____________________________________________________________________________

___________________________________________________________________________________________

(Authorized Signature)

Address:___________________________________________________________________________________

                                    Zip Code

Area Code and Tel. No.:___________________________________________________________________

Name:_____________________________________________________________________________________

(Please Type or Print)

Title:_____________________________________________________________________________________

Dated: ________________, 2001

DO NOT SEND CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.
CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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GUARANTEE (Not to be used for signature guarantee)